Exhibit 10.2(b)

COVANTA ENERGY SAVINGS PLAN

i

ii

COVANTA ENERGY SAVINGS PLAN

W I T N E S S E T H:

     WHEREAS, the Employer intends to establish and maintain for the benefit of its Employees a new 401(k) profit sharing plan; and

     WHEREAS, the Employer intends that the plan continue indefinitely; and

     WHEREAS, the Employer intends the plan to satisfy the 401(k) safe harbor requirements using a safe harbor matching contribution;

     NOW, THEREFORE, the Employer hereby adopts the Covanta Energy Savings Plan (the “Plan”) effective January 1, 2002, as set forth herein,

ARTICLE I

Definitions

1.1 Account: The Participant’s account established pursuant to Article V.

1.2 Affiliate: Any corporation (other than the Company) which is a member of a “controlled group of corporations” (as that term is defined in IRC § 414(b)) of which the Company is a member, any trade or business under “common control” (as that term is defined in IRC § 414(c)) with the Company, or any organization which is a member of the same affiliated service group (as that term is defined in IRC § 414(m)) with the Company.

1.3 Annual Addition: For each Participant, for any Plan Year, the sum of:

     (a) contributions made by any Affiliate allocable with respect to such Participant under any Defined Contribution Plan;

     (b) contributions made by such Participant to any Defined Contribution Plan;

     (c) forfeitures allocable with respect to such Participant under any Defined Contribution Plan;

     (d) amounts derived from contributions which are attributable to post-retirement medical benefits under a welfare benefit plan which are allocated to the account of such Participant as a key employee (as defined in IRC § 419A(d)(3)) under a plan described in IRC § 419A maintained by the Company or an Affiliate; and

     (e) contributions allocable with respect to such Participant to a plan described in IRC § 415(l)(2) maintained by an Affiliate.

     Rollover Contributions shall not be included in the Annual Addition.

1.4 Beneficiary: Any person designated by a Participant in accordance with Section 3.7 to receive any payments of benefits due after his death, or in the absence of a valid designation, the person entitled to receive such payments pursuant to Section 3.7.

1.5 Board: The Board of Directors of the Company and any person or group empowered by the Company’s certificate of incorporation or bylaws to exercise the powers of the Board with respect to the Plan.

1.6 Company: Covanta Energy Corporation, or any successor thereto.

1.7 Compensation: For each Participant, for any Plan Year:

     (a) For each Participant, for any Plan Year, the Participant’s “wages” within the meaning of Section 3401(a)(1) of the Code, including performance bonuses and all other payments of compensation made to a Participant in the course of the Employer’s trade or business which must be reported on a Form W-2, but excluding any special or irregular payments made to the Participant such as hiring bonuses and income which arises from non-performance based restricted stock awards..

     (b) The annual Compensation of each Participant taken into account in determining allocations for any Plan Year shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with IRC § 401(a)(17)(B). Annual Compensation means Compensation during the Plan Year or such other consecutive 12-month period over which Compensation is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the determination period that begins with or within such calendar year; provided, however, that if a Participant’s Compensation for a period prior to January 1, 2002 is used to determine benefits for a Plan Year beginning on or after January 1, 2002, the $200,000 compensation limit may be used for such prior period for the purpose of determining benefits for the 2002 and later Plan Years.

     (c) Compensation shall include Compensation which would have been paid during a Participant’s period of qualified military service, to the extent required by USERRA.

1.8 Defined Contribution Plan: Any defined contribution plan, qualified under IRC § 401, maintained at any time by a corporation, trade or business, or organization which is, or at any time was, an Affiliate (regardless of whether such entity was an Affiliate at such time).

1.9 Determination Date: For any Plan Year, the last day of the preceding Plan Year.

1.10 Disability: A Participant’s medically determinable physical or mental impairment which entitles, or which would entitle if eligible, such Participant to the receipt of benefits under the long-term disability plan maintained by the Employer.

1.11 Disability Retirement Age: The date a Participant severs his Employment due to a Disability.

1.12 Early Retirement Age: The date a Participant both attains age 55 and has 5 Years of Service.

1.13 Effective Date: January 1, 2002.

1.14 Elective Deferral Account: The sub-account maintained for each Participant established pursuant to Section 5.1 and to which Elective Deferral Contributions are allocated.

ARTICLE I

1.15 Elective Deferral Contribution: Contributions made to the Plan during the Plan Year by the Employer at the election of the Participant in lieu of cash Compensation pursuant to Section 4.1.

1.16 Eligible Employee: All Employees of the Employer, except:

(a)	temporary Employees;

(b)	Employees represented by a collective bargaining agreement, unless the bargaining unit and Company or Participating Affiliate agree that such represented Employees shall be eligible to participate in the Plan;

(c)	Leased Employees; and

(d)	Non-resident aliens.

Any person not considered by the Company or an Affiliate to be an Employee shall not be an Eligible Employee for purposes of the Plan, even if such person is later determined by a court of law to be a common law employee of the Company or the Affiliate.

1.17 Eligible Rollover Distribution: Any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under IRC § 401(a)(9); the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and any hardship distribution described in IRC § 401(k)(2)(B)(i)(IV). A portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in IRC § 408(a) or (b), or to a qualified defined contribution plan described in IRC § 401(a) or 403(a), that agrees to separate accounts for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

1.18 Eligible Retirement Plan: An individual retirement account described in IRC § 408(a), an individual retirement annuity described in IRC § 408(b), an annuity plan described in IRC § 403(a), an annuity contract described in IRC § 403(b), an eligible plan under IRC § 457(b) which is maintained by a state or political subdivision of a state, or a qualified trust described in IRC § 401(a). The definition of Eligible Retirement Plan shall also apply, in the case of an Eligible Rollover Distribution to the Surviving Spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in IRC § 414(p), to an Eligible Retirement Plan that is an individual retirement account or individual retirement annuity.

ARTICLE I

1.19 Employee: Any person employed by the Company or an Affiliate, including a Leased Employee to the extent required by Section 1.32, but excluding any person who is employed as an independent contractor.

1.20 Employer: The Company and each Affiliate which elects to adopt the Plan for its Employees pursuant to Section 10.7.

1.21 Employer Contributions: Means Profit Sharing Contributions or Matching Contributions to the Plan made by an Employer, pursuant to Section 4.2.

1.22 Employment: The period of time as an Employee.

1.23 Entry Date: The date which immediately follows the Plan Administrator’s receipt of the Eligible Employee’s properly completed application, subject to reasonable delay as described in procedures adopted by the Plan Administrator.

1.24 ERISA: The Employee Retirement Income Security Act of 1974, as amended, and any regulations issued thereunder.

1.25 Excess Deferrals: Those Elective Deferral Contributions that are includible in a Participant’s gross income pursuant to IRC § 402(g) to the extent such Participant’s Elective Deferral Contributions for a taxable year exceed the dollar limitation then in effect under said IRC § 402(g).

1.26 Fund: The assets held in the Trust.

1.27 Highly Compensated Employee:

     (a) The term “Highly Compensated Employee” includes highly compensated active employees and highly compensated former employees. A highly compensated active employee means: (i) An employee who was a 5-percent owner (as defined in IRC § 416(i)(1)) of the Company or an Affiliate at any time during the current or the preceding year, or (ii) an employee who for the year (a) had Limitation Compensation from the Company and Affiliates in excess of $80,000 (as adjusted by the Secretary pursuant to IRC § 415(d)), except that the base period shall be the calendar quarter ending September 30, 1996), and (b) if the Employer elects the application of this clause for such preceding year, was in the top-paid group of employees for such preceding year. For this purpose, an employee is in the top-paid group of employees for any year if such employee is in the group consisting of the top 20 percent of the employees when ranked on the basis of Limitation Compensation paid during such year.

     (b) A former employee shall be treated as a Highly Compensated Employee if such employee was a Highly Compensated Employee when such Employee severed Employment, or such employee was a Highly Compensated Employee at any time after attaining age 55.

ARTICLE I

     (c) The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of employees in the top-paid group, will be made in accordance with IRC § 414(q).

     (d) The determination year is the current Plan Year for which the determination of who is highly compensated is being made. The look-back year is the 12-month period immediately preceding the determination year, or, if the Company elects, the calendar year ending with or within the determination year.

1.28 Investment Fund: A fund designated by the Plan Administrator pursuant to Section 5.2 for investment of Plan Accounts.

1.29 Investment Manager: Any person or entity serving as an investment manager under appointment by the Plan Administrator.

1.30 IRC: Internal Revenue Code of 1986, as amended, including any regulations issued thereunder.

1.31 Key Employee: As determined pursuant to IRC § 416(i), any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year containing the Determination Date was:

     (a) an officer of the Employer having Limitation Compensation greater than $130,000 (as adjusted under IRC § 416(i)(1) for Plan Years beginning after December 31, 2002);

     (b) a five percent (5%) owner of the Employer; or

     (c) a one percent (1%) owner of the Employer who has Limitation Compensation of more than $150,000.

     For purposes of determining 5% and 1% owners, neither the aggregation rules nor the rules of subsection (b), (c) and (n) of IRC § 415 apply. Beneficiaries of an Employee acquire the character of the Employee who performed service for the Employer. Also, inherited benefits will retain the character of the benefits of the Employees who perform services for the Employer.

1.32 Leased Employees: Any person who is not a common law employee of the Company or an Affiliate and provides services to the Company or Affiliate if:

     (a) such services are provided pursuant to an agreement between the Company or Affiliate and any other person;

     (b) such person has performed such services for the Company on a substantially full-time basis for a period of at least one year; and

     (c) such services are performed under the primary direction or control of the Company or Affiliate.

ARTICLE I

Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient shall be treated as provided by the recipient Employer.

For purposes of this Plan, a Leased Employee shall be considered an Employee unless: (1) such Employee is covered by a money purchase pension plan providing: (i) a nonintegrated employer contribution rate of at least 10 percent of Limitation Compensation, (ii) immediate participation, and (iii) full and immediate vesting; and (2) Leased Employees do not constitute more than 20 percent of the recipient Employer’s “nonhighly compensated workforce,” as defined in IRC § 414(n)(5).

1.33 Limitation Compensation: For each Participant for any Plan Year, compensation within the meaning of IRC § 415(c)(3).

1.34 Matching Contributions: Employer Contributions made to the Plan made pursuant to Section 4.2(a).

1.35 Matching Contributions Account: The sub-account maintained for each Participant established pursuant to Section 5.1 to which Matching Contributions are made.

1.36 Named Fiduciary: A “named fiduciary” as that term is defined in ERISA § 402(a)(2).

1.37 Non-Highly Compensated Employee: An Employee who is not a Highly Compensated Employee.

1.38 Normal Retirement Age: A Participant’s 65th birthday.

1.39 Participant: A person who has commenced but not terminated participation in the Plan pursuant to the provisions of Article II hereof.

1.40 Participating Affiliate: Any Affiliate which adopts, and has not terminated participation in or withdrawn from, the Plan as set forth in Section 10.7.

1.41 Plan: The Covanta Energy Savings Plan, as it may be amended from time to time.

1.42 Plan Administrator: The Benefits Committee appointed by the Board.

1.43 Plan Year: The twelve consecutive month period ending on December 31 in which the Plan is in effect.

1.44 Profit Sharing Contribution: An Employer Contribution made to the Plan made pursuant to Section 4.2(b).

1.45 Profit Sharing Contributions Account: The sub-account maintained for each Participant established pursuant to Section 5.1 to which Profit Sharing Contributions are made.

ARTICLE I

1.46 Rollover Account: The sub-account maintained for each Participant established pursuant to Section 5.1 to which Rollover Contributions are made.

1.47 Rollover Contribution: A rollover from another qualified plan or IRA pursuant to Section 4.3.

1.48 Spouse Consent: A Spouse Consent is in effect if the Surviving Spouse executes and files with the Plan Administrator a consent to the Participant’s beneficiary designation acknowledging the effect of such designation and the Surviving Spouse signature is witnessed by a Plan representative or a notary public.

1.49 Surviving Spouse: The person legally married to a Participant on the date of the Participant’s death.

1.50 Trust: The trust to which contributions are made to fund the Plan.

1.51 Trustee: Any bank or other entity serving as a trustee under appointment by the Plan Administrator.

1.52 USERRA: The Uniformed Services Employment and Reemployment Rights Act of 1994, as amended.

1.53 Valuation Date: Every day of the Plan Year.

ARTICLE I

ARTICLE II

Participation

2.1. Admission as a Participant

     An Employee shall become a Participant on any Entry Date coincident with or following the date on which the Employee is an Eligible Employee.

2.2. Termination of Participation

     A Participant shall cease to be a Participant as of the date his benefits are determined for distribution to the Participant, or if earlier, on the date of the Participant’s death.

ARTICLE II

ARTICLE III

Amounts and Payment of Benefits

3.1. Amount of Benefits

     (a) A Participant’s entire Account shall be 100% vested at all times.

     (b) The benefits of a Participant who severs his Employment (or a Beneficiary’s benefits upon severance from Employment of a Participant due to death) shall be the value of the Participant’s Account determined as of the Valuation Date immediately prior to distribution.

3.2. Form of Benefit

     Benefits shall be payable in a single lump sum.

3.3. Commencement of Benefits

     (a) A Participant shall be entitled to receive a distribution of the amount of benefits in his Account as determined under Section 3.1 upon the earliest to occur of: (i) termination of the Participant’s Employment, or (ii) the Participant’s attainment of Early or Normal Retirement Age. Notwithstanding any provision herein to the contrary, if the value of the Participant’s Account determined as of the date the Participant first becomes entitled to receive a distribution is more than $5,000, no distribution will be made prior to the end of the Plan Year in which the Participant attains age 65 or, if earlier, the end of the Plan Year in which the Plan terminates, unless the Participant consents to such distribution. The value of a Participant’s Account shall be determined without regard to that portion of the Account that is attributable to rollover contributions (and earnings allocable thereto). If the value of the Participant’s Account as so determined is $5,000 or less, the Plan shall automatically distribute the Participant’s entire Account as soon as administratively practicable.

     (b) The benefits payable to the Beneficiary of a deceased Participant shall be paid to such Beneficiary on or before the last day of the Plan Year following the Participant’s death.

     (c) An Alternate Payee, pursuant to a qualified domestic relations order, as defined in IRC § 414(p), shall receive a cash distribution as soon as administratively practicable after the qualified domestic relations order has been approved as such, notwithstanding that the benefit is not yet payable to the Participant under the terms of the Plan.

     (d) Mandatory Distributions.

     Notwithstanding any provision of this Plan to the contrary, a Participant’s Account shall be distributed to him not later than:

(1)	April 1st of the calendar year following the later of (i) the calendar year in which the Participant attains age 70 1/2 or (ii) the calendar year in which the Participate

ARTICLE III

retires, provided, however, that this clause (ii) shall not apply in the case of a Participant who is a “five (5) percent owner” at any time during the five-plan year period ending in the calendar year in which he attains age 70 1/2 or, in the case of a Participant who becomes a “five (5) percent owner” during any subsequent Plan Year, clause (ii) shall no longer apply and the required beginning date shall be the April 1st of the calendar year following the calendar year in which such subsequent Plan Year ends.

(2)	the 60th day after the close of the Plan Year in which the latest of the following events occurs: (i) The attainment by the Participant of Normal Retirement Age; (ii) The tenth anniversary of the year in which the Participant commenced participation; (iii) The Participant’s severance from Employment; or (iv) The date elected, as permitted herein, by the Participant. If the amount of benefits payable within such 60-day period cannot be determined within such period, then a payment, retroactive to such 60th day, shall be made no later than 60 days after the earliest date on which the amount of such benefits can be determined.

3.4. Loan Provisions

     (a) The Trustee may, in its sole discretion, grant loans to Participants. Loans shall be granted subject to the terms and conditions of this Section 3.4 and the Plan’s Loan Program (the “Participant Loan Program”). Any loan granted to a Participant pursuant to this Section shall be no less than $500.

     (b) All loans shall:

(1)	be made available to all Participants on a reasonably equivalent basis;

(2)	not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Participants (provided, however, that the maximum loan amount which may be granted to each Participant may be based upon each such Participant’s Account balance);

(3)	be at a reasonable rate of interest;

(4)	be adequately secured; and

(5)	provide for repayment over a reasonable period of time.

     (c) All loans shall be made pursuant to the Participant Loan Program, which shall be established by the Plan Administrator in writing and must include, but not be limited to, the following:

(1)	a procedure for applying for loans;

(2)	the basis on which loans will be approved or denied;

(3)	limitations, if any, on the types and amounts of loans offered;

(4)	the procedure under the Loan Program for determining the reasonable rate of interest; and

ARTICLE III

(5) events constituting default and the steps that will be taken to preserve Plan assets.

     (d) Loan repayments will be suspended under the Plan for periods of unpaid leaves of absence and military leave to the fullest extent permitted by applicable law, including USERRA.

3.5. Withdrawals

     No in-service withdrawals shall be permitted from the Plan unless a Participant has attained either Normal or Early Retirement Age.

3.6. Hardship Withdrawals

     (a) The Plan may distribute a Participant’s Elective Deferral Account and Rollover Account in accordance with this Section in the event of a Participant’s hardship and request for withdrawal. For purposes of this Section, a distribution will be on account of hardship only if the distribution:

(1)	is made on account of an immediate and heavy financial need of the Participant; and

(2)	is necessary to satisfy such immediate and heavy financial need, does not exceed the amount required to relieve such need, and is not reasonably available from other resources of the Participant.

     (b) Immediate and heavy financial needs recognized by the Plan shall be limited to:

(1)	expenses for medical care (as described in IRC § 213(d)) previously incurred by the Participant, the Participant’s spouse or any dependent of the Participant, or amounts necessary for these persons to obtain medical care described in IRC § 213(d);

(2)	the purchase (excluding mortgage payments) of a principal residence for the Participant;

(3)	payments of tuition and related educational fees for the next twelve months of post-secondary education for the Participant or the Participant’s spouse, children, or dependents;

(4)	the need to prevent eviction of the Participant from his principal residence, or foreclosure on the mortgage of the Participant’s principal residence; or

(5)	such other immediate and heavy financial needs as determined by the Commissioner of the Internal Revenue Service and announced by publication of revenue rulings, notices, and other documents of general applicability.

ARTICLE III

     (c) A distribution will be deemed necessary to satisfy the immediate and heavy financial need of the Participant if:

(1)	the distribution is not in excess of the amount of the immediate and heavy financial need;

(2)	the Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under all plans maintained by the Company or any Affiliate;

(3)	the Plan, and all other plans maintained by the Company and any Affiliate, provide that the Participant’s Elective Deferral Contributions and employee contributions, if any (except for mandatory after-tax employee contributions to a defined benefit plan) will be suspended for at least 6 months after receipt of the hardship distribution; and

(4)	the Plan, and all other plans maintained by the Company or any Affiliate, provide that the Participant may not make Elective Deferral Contributions for the Participant’s taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under IRC § 402(g) for such next taxable year less the amount of such Participant’s Elective Deferral Contributions for the taxable year of the hardship distribution.

For purposes of this Paragraph (c), the Participant’s resources shall be deemed to include those assets of the Participant’s spouse and minor children that are reasonably available to the Participant.

     (d) The Plan Administrator may require the submission of such evidence as it may reasonably deem necessary to confirm the existence of such a hardship. A request for distribution pursuant to this Section shall be approved or denied by written instrument given by the Plan Administrator to the Participant not later than sixty (60) days after the date the written request, complete with all evidence with respect thereto requested by the Plan Administrator, is given to the Plan Administrator by the Participant. In the event that such request is approved, the distribution shall be made as soon as administratively possible after approval is given by the Plan Administrator from the Participant’s Elective Deferral Account and Rollover Account; provided, however, that under no circumstance may earnings on the Participant’s Elective Deferral Contributions be distributed pursuant to this Section. Any distributions pursuant to this Section shall come first from the Rollover Account and then from the Participant’s Elective Deferral Account.

     (e) The minimum withdrawal under this Section shall be the lesser of (i) $500, or (ii) the entire value, to the extent then vested, of the sum of the Participant’s Elective Deferral Account and Rollover Account. In no event shall the withdrawal be made from the Participant’s Account attributable to Employer Contributions.

     (f) No distribution may be made from the portion of a Participant’s Rollover Account or Elective Deferral Account which represents collateral for a Plan loan.

ARTICLE III

     (g) If less than the entire balance of a Participant’s Rollover Account or Elective Deferral Account is withdrawn by a Participant pursuant to this Section, such withdrawal shall be made on a pro-rata basis from all Investment Funds in which such Account is invested.

     (h) A Participant who receives a distribution on account of hardship under this Section shall be prohibited from making Elective Deferrals under this Plan and all other plans of the Employer for a period of six (6) months after receipt of the distribution.

     (i) All withdrawals shall be subject to such further rules and regulations as the Plan Administrator shall from time to time prescribe and administer in a nondiscriminatory manner.

3.7. Beneficiaries

     (a) A Participant may designate in writing one or more Beneficiaries to whom amounts due after his death shall be paid. In the event a Participant fails to make such a designation, or in the event that no designated Beneficiary survives the Participant, any amounts due after his death shall be paid to his Surviving Spouse, or if there is no Surviving Spouse, to the legal representative of his estate. No Beneficiary shall have any right to benefits under the Plan unless he or she shall survive the Participant.

     (b) Any designation of a Beneficiary must be filed with the Plan Administrator in order to be effective. Any such designation of a Beneficiary may be revoked by filing a later designation or an instrument of revocation with the Plan Administrator.

     (c) If a Participant has a Surviving Spouse on the date of his death, a beneficiary designation of someone other than the Surviving Spouse shall be effective if, and only if, a Spouse Consent is in effect. If a Participant has a Surviving Spouse on his date of death and no Spouse Consent is in effect, Plan benefits will be paid to the Surviving Spouse, regardless of any other beneficiary designation.

3.8. Special Rules for Participants and Beneficiaries Who Cannot Be Located

     Each Participant, or Beneficiary thereof, entitled to benefits under the Plan has the responsibility to advise the Plan Administrator, in writing, of his current address. Any communication, statement, or notice addressed to such person at his latest reported address will be binding on him for all purposes of the Plan and neither the Plan Administrator, the Employer or the Trustee shall be obligated to search for or ascertain his whereabouts. If the Plan Administrator is unable to locate a Participant or Beneficiary one year after a distribution first becomes payable, such Participant or Beneficiary’s Account shall be treated as a forfeiture and shall be used to reduce Employer Contributions made pursuant to Section 4.2. However, if the Participant or Beneficiary claims his benefit at a later date prior to the Plan’s termination, the balance of his or her Account as of the date forfeited (without earnings thereon) will be paid to him or her by the Plan. Employer Contributions shall be used to restore such amounts.

3.9. Withholding Taxes

     The Trustee may withhold from any payment hereunder any taxes required to be withheld under applicable local, state or federal laws.

ARTICLE III

3.10. Direct Rollovers

     (a) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this Article, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid in a Direct Rollover to an Eligible Retirement Plan that agrees to accept the Direct Rollover and account for such Direct Rollover as required by IRC § 402(c). For purposes of this Section, the following definitions shall be used.

(1)	Distributee: A Distributee includes an Employee or former Employee. In addition, the Employee’s or former Employee’s Surviving Spouse and the Employee’s or former Employee’s Spouse or former Spouse who is the Alternate Payee under a qualified domestic relations order, as defined in IRC § 414(p), are Distributees with regard to the interest of the Spouse or former Spouse.

(2)	Direct Rollover: A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

     (b) Such distribution may commence less than 30 days after the notice required under Treasury Regulations § 1.411(a)-11(c) is given, provided that:

(1)	the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

(2)	the Participant, after receiving the notice, affirmatively elects a distribution.

ARTICLE III

ARTICLE IV

Contributions

4.1. Elective Deferrals

     (a) A Participant may elect to defer from 1% to 20% (in whole increments) of his or her pre-tax Compensation as an Elective Deferral Contribution. Such Elective Deferral Contribution will be contributed to the Plan and allocated to the Participant’s Elective Deferral Account. No Participant shall be required to make an Elective Deferral Contribution. No after-tax contributions shall be permitted.

     (b) A Participant may elect to make or modify an Elective Deferral Contribution by submitting a request in a form approved by the Plan Administrator. Such Elective Deferral Contribution shall be effective as of the next payroll period following the date the properly completed election form is received by the Plan Administrator, or as soon thereafter as administratively feasible.

     (c) Except in compliance with loan provisions contained in Section 3.4 and hardship withdrawal provisions contained in Section 3.6, amounts attributable to Elective Deferral Contributions may not be distributed to the Participant earlier than upon the Employee’s severance from Employment, death or Disability; or the termination of the Plan without establishment or maintenance of another Defined Contribution Plan, other than an ESOP or SEP;

     (d) In the case of a Participant previously on qualified military service who returns to work with an Employer, such Participant shall be allowed to “make up” missed Elective Deferral Contributions in accordance with IRC § 414(u) and USERRA.

4.2. Employer Contributions

     (a) Matching Contributions

(1)	The Employer shall credit Matching Contributions to each Participant’s Matching Contributions Account, as follows:

(i)	each payroll period, a safe harbor Matching Contribution equal to 100% of the Participant’s Elective Deferral Contributions, up to the first 3% of the Participant’s Compensation for such payroll period, and 50% of the Participant’s Elective Deferral Contributions up to the next 2% (in excess of 3% but not more than 5%) of the Participant’s Compensation for such payroll period.

(ii)	a year-end true-up Matching Contribution on behalf of each Participant who is employed by the Employer or an Affiliate on the last day of the Plan Year, so that the total Matching Contributions received under subparagraph (i) above is based on the Participant’s Compensation for the entire Plan Year. Notwithstanding the foregoing, the “true-up” Matching Contribution described herein shall be made with respect to Participants

ARTICLE IV

who terminate their employment with the Employer during the Plan Year as soon as administratively feasible following the date of such Participant’s termination of employment.

     (b) Profit Sharing Contributions The Employer may in its discretion contribute a Profit Sharing Contribution in an amount or percentage determined by its Board to the Account of each Participant employed by the Employer or an Affiliate on the last day of the Plan Year or severed Employment after his or her Early or Normal Retirement Age or as a result of Disability or Death.

     (c) In the case of a Participant previously on qualified military service who returns to work with an Employer, such Participant shall be entitled to all regular and year-end Employer Contributions in accordance with this subsections (a) and (b), to the extent the Participant elects to “make up” missed Elective Deferral Contributions pursuant to Section 4.1(d) herein.

     (d) Employer Contributions shall be made in cash.

     (e) Employer Contributions with respect to each Plan Year shall be made and allocated to Participant Accounts no later than the time prescribed by law.

4.3. Rollover Contributions

     (a) With the consent of the Plan Administrator and subject to the restrictions of Section 4.6 below, a Participant may make a cash Rollover Contribution (as defined below), provided that the Plan Administrator determines that the Rollover Contribution will not jeopardize the tax exempt status of the Plan or Trust or create adverse tax consequences to the Employer. The amounts transferred shall be allocated to the Participant’s Rollover Account, which account shall be fully vested at all times and shall not be subject to forfeiture for any reason.

     (b) Amounts in a Participant’s Rollover Account shall be held by the Trustee pursuant to the provisions of this Plan. The amounts held in such Participant’s Rollover Account shall be used to provide additional benefits to the Participant or his Beneficiary under the terms of the Plan.

     (c) For purposes of this Section 4.3, Rollover Contribution shall mean Eligible Rollover Distributions transferred to this Plan direct from an Eligible Retirement Plan or received by an Employee from an Eligible Retirement Plan and transferred by the Employee to this Plan within sixty (60) days following receipt thereof;

     (d) If it is determined that a Rollover Contribution did not qualify under the IRC for a tax free rollover, then as soon as reasonably possible the balances in the Rollover Account shall be:

(1)	segregated from all other Plan assets;

(2)	treated as a non-qualified trust established by and for the benefit of the Participant; and

ARTICLE IV

(3)	distributed to the Participant or re-transferred to the plan or individual retirement account from which it was transferred to this Plan.

Such a mistaken Rollover Contribution shall be deemed never to have been a part of the Plan and shall not adversely affect the tax qualification of the Plan under the IRC.

4.4. Limitations on Elective Deferral Contributions

     (a) Excess Deferrals. In any Plan Year, no Participant shall be permitted to have contributions made pursuant to Section 4.1 in excess of the limitations under IRC § 402(g) ($11,000 in 2002), as adjusted for the cost of living by the Secretary of the Treasury.

     (b) In the event that the Participant notifies the Plan Administrator in writing and requests that his Elective Deferral Contributions under this Plan be reduced by his Excess Deferrals as set forth in the notice, then the Plan Administrator shall distribute such Excess Deferrals together with the income allocable to such Excess Deferrals to the Participant not later than the first April 15th following the close of the Participant’s taxable year. If a Participant has Excess Deferrals, taking into account only Elective Deferral Contributions under the Plan and other plans of the Company and any Affiliate, the Participant is deemed to have notified the Plan of such Excess Deferrals, and such Excess Deferrals shall be distributed in accordance with the terms of this subsection. For purposes of this subsection, income shall mean the sum of the allocable gain or loss for the taxable year of the Participant. The amount distributed may not exceed the Participant’s Elective Deferral Contributions under the Plan for the taxable year, plus the income allocable to such Elective Deferral Contributions. Notwithstanding the foregoing, no gain or loss shall be allocated to Excess Deferrals for the period between the end of the taxable year and the date of the corrective distribution. In the event that a corrective distribution is to be made to a Participant during the same taxable year in which the Excess Deferrals were paid to the Plan, such distribution must satisfy the following conditions:

(1)	The Participant shall designate the distribution as Excess Deferrals;

(2)	The distribution shall be made after the date on which the Plan received the Excess Deferrals; and

(3)	The Plan must designate the distribution as a distribution of Excess Deferrals.

If Excess Deferrals have previously been distributed within the Plan Year, then the Plan shall offset such distribution from the amount of the Participant’s Excess Contributions to be distributed for such Plan Year pursuant to Section 4.5 hereof. In addition, the Excess Deferrals that may be distributed for a Participant by the Plan for a Plan Year shall be reduced by the amount of Excess Contributions previously distributed for such Plan Year.

     (c) In the event that a Participant is also a participant in (1) another qualified cash or deferred arrangement (as defined in IRC § 401(k)), (2) a simplified employee pension (as defined in IRC § 408(k)), or (3) a salary deferral arrangement (within the meaning of IRC § 3121(a)(5)(D)) and the elective deferrals, as defined in IRC § 402(g)(3), made under such other arrangement(s) and this Plan cumulatively exceed $11,000 (or such amount adjusted annually as

ARTICLE IV

provided in IRC § 415(d)) for such Participant’s taxable year, the Participant may, not later than March 1 following the close of his or her taxable year, notify the Plan Administrator in writing of such excess and request that his or her Elective Deferral Contributions under this Plan be reduced by an amount specified by the Participant. Such amount may then be distributed in the same manner as provided in Paragraph (b) above.

4.5. Limitations on Allocations

     (a) If a Participant’s Annual Additions in any Plan Year exceed the lesser of (1) $40,000, as adjusted for increases in the cost-of-living under IRC § 415(d), or (2) 100% of the Participant’s Limitation Compensation for the Plan Year, then such Annual Additions shall be reduced to an amount not in excess of the above limitations by making the adjustments with respect to such Plan Year as provided in Subsection (b) below.

     (b) If in any Plan Year, as a result of the allocation of forfeitures, a reasonable error in estimating a Participant’s Compensation or under other limited facts and circumstances which, in accordance with Treasury Regulations §1.415-6(b)(6), justify the use of this Subsection, a Participant’s Annual Addition exceeds the limitation determined under Subsection (a) above, (“Excess Contributions”), such “Excess” Contributions shall not be allocated to the Participant’s Account in any Defined Contribution Plan but shall be handled in the following manner and order until such excess is eliminated —

(1)	Elective Deferral Contributions shall be distributed to the Participant to the extent that such distribution will reduce the Excess Contributions in the Participant’s Account. Elective Deferral Contributions returned under this provision shall be disregarded for purposes of IRC § 402(g), 401(k)(3) or 401(m)(2). Any Matching Contribution attributable to such distributed Elective Deferral Contributions shall be forfeited and used to reduce Employer Contributions.

(2)	The Participant’s portion of Matching Contributions shall be placed in a suspense account and allocated to the Employer Contributions Accounts of other Participants who are not initially affected by the limitation determined under Section 4.5 above, respectively, until the limitations of this Section 4.5 are reached with respect to each Participant. If, after such allocation, Excess Contributions are still not thereby completely eliminated, the amount of such Excess Contributions shall be placed in a suspense account (with earnings on such amounts) which shall be allocated in the next Plan Year until the limitations of this Section are reached, and in each subsequent Plan Year until no amount of such excess remains unallocated; such excess unallocated amount shall be released from the suspense account on a first-in-first-out basis.

(3)	The Participant’s portion of Profit Sharing Contributions shall be placed in a suspense account and allocated to the Employer Contributions Accounts of other Participants who are not initially affected by the limitation determined under Section 4.5 above, respectively, until the limitations of

ARTICLE IV

this Section 4.5 are reached with respect to each Participant. If, after such allocation, Excess Contributions are still not thereby completely eliminated, the amount of such Excess Contributions shall be placed in a suspense account (with earnings on such amounts) which shall be allocated in the next Plan Year until the limitations of this Section are reached, and in each subsequent Plan Year until no amount of such excess remains unallocated; such excess unallocated amount shall be released from the suspense account on a first-in-first-out basis.

(4)	Allocations from the suspense account in existence from prior Plan Years shall be allocated or reallocated to Participants’ Accounts, subject to the limitations described in Subsection (a) above, before any further Employer Contributions or Elective Deferral Contributions may be made to the Plan.

     (c) All allocations under this Section shall be made on the basis described in this Article either for the current Plan Year or, if applicable, for the Plan Year in which such amount is released from the suspense account.

     (d) The above reductions shall be applied to this Plan first, and thereafter to any other Defined Contribution Plan.

4.6. Restrictions on Transfers

     Amounts may be transferred directly from other Qualified Plans to this Plan only if the transfer will not jeopardize the tax exempt status of the Plan and Trust or create adverse consequences for the Employer and provided that such transfers shall be subject to the following restrictions:

     (a) This Plan shall not accept any direct or indirect transfers (as that term is defined and interpreted under IRC § 401(a)(11)) from a defined benefit plan, a money purchase pension plan (including a target benefit plan) and a stock bonus plan, profit sharing plan or any other individual account plan which is required to provide for qualified joint survivor annuity and qualified preretirement survivor annuity under IRC §§ 401(a)(11) and 417, or any plan which is a transferee of such plan;

     (b) A transfer from another Qualified Plan (or having the effect of such a transfer) shall only be permitted if it will not result in the elimination or reduction of any benefits to the extent protected under IRC § 411(d)(6); and

     (c) Amounts transferred attributable to Elective Deferral Contributions (as defined in Treasury Regulations § 1.401(k)-1(g)(4)), including amounts treated as salary deferrals, which are transferred from another Qualified Plan in a plan-to-plan transfer shall be subject to the distribution limitations provided for in Treasury Regulations § 1.401(k)-1(d).

For purposes of applying the restrictions of this Section 4.6, a Direct Rollover from an Eligible Retirement Plan in accordance with IRC § 401(a)(31) shall not be considered a direct transfer, but instead shall be treated as a Rollover Contribution to the Plan.

ARTICLE IV

ARTICLE IV

ARTICLE V

Investment and Valuation of Accounts

5.1. Accounts and Subaccounts

     The assets of the Fund, though credited for bookkeeping purposes to various Accounts and sub-accounts for Participants, shall be invested and administered as one trust fund. Each Participant’s Account shall have the following sub-accounts:

     (a) an Elective Deferral Account to which his Elective Deferral Contributions shall be allocated.

     (b) a Matching Contributions Account to which his share of Matching Contributions shall be allocated.

     (c) a Profit Sharing Contributions Account to which his share of Profit Sharing Contributions shall be allocated.

     (d) a Rollover Account to which his Rollover Contributions are made.

     (e) any other sub-accounts which may be created at the discretion of the Plan Administrator.

5.2. Establishment and Objectives of Investment Funds

     The contributions allocated for each Plan Year to Accounts of Participants for such Plan Year as provided in Article IV shall be received by the Trustee to be held and administered by it in accordance with the terms of this Plan and the trust agreement. Within the context of the Fund, the Trustee at the direction of the Plan Administrator shall establish one or more Investment Funds having such investment objectives as may be ascribed to each such fund by the Plan Administrator. Such Investment Funds may consist of the Trust’s investment in (a) one or more pooled funds established by the Trustee, if it is a bank or trust company, for the investment of the assets of tax qualified pension and/or profit-sharing plans, (b) one or more mutual funds, (c) one or more contracts issued by an insurance company, and/or in (d) any other investment vehicle suitable for the investment of assets of the Trust Fund and designated by the Plan Administrator.

     The Trustee shall be empowered to acquire and hold up to and including 100% of the Plan’s assets in qualifying employer securities (as defined in ERISA), provided that if qualifying employer securities is offered as the default or a mandatory investment choice, no more than 10% of Plan assets shall be invested in such qualifying employer securities.

5.3. Investment Elections

     (a) Each Participant shall have the right to designate, in accordance with procedures established by the Plan Administrator, how amounts allocated to his or her Account are to be

ARTICLE V

allocated among the Investment Funds. Allocations among Investment Funds may be made in such increments as determined from time to time under written policy established by the Plan Administrator. The Trustee shall invest such amounts among the Investment Funds in accordance with such investment elections or instructions. Until a new investment election or instruction for any Participant is received by the Trustee, the Trustee shall continue to invest such amounts held for a Participant in the manner designated on the most recently received investment election or instruction relating to such Participant.

     (b) To the extent permitted by applicable law, including without limitation ERISA 404(c) and Labor Regulations § 2550.404c-1, each Participant shall be solely responsible for his investment elections and no Plan fiduciary shall be liable for investment losses sustained by any Participant or Beneficiary. The Trustee, the Plan Administrator, the Employer and the officers, supervisors and other employees of the Employer are not empowered to advise a Participant as to the manner in which his Account shall be invested. The fact that an Investment Fund is available to a Participant for investment under the Plan shall not be construed as a recommendation for investment in that Investment Fund.

     (c) If a Participant fails to make an investment election as provided above, his Account shall be invested in the Investment Fund which is determined by the Plan Administrator in its sole discretion to be best suited for conservation of principal.

     (d) If an Investment Fund which was previously available is discontinued by the Plan Administrator, each Participant who has a part of his Account invested in such Investment Fund shall make a new selection, effective as of such date as the Plan Administrator may prescribe. If a Participant fails to make such selection, amounts invested in the discontinued Investment Fund shall be invested in the Investment Fund selected by the Plan Administrator in its sole discretion to be best suited for conservation of principal.

5.4. Participant’s Rights to Periodic Reallocation of Accounts

     Each Participant shall be entitled to direct the Trustee in accordance with procedures established by the Plan Administrator to reallocate all or a portion of his or her Account among one or more of the Investment Funds. Any such reallocation shall be made in such increments as determined from time to time under written policy established by the Plan Administrator and shall relate to the Participant’s total Account. The Trustee shall, as soon as practical following receipt of such instructions, invest or reinvest the Participant’s Account, thus directing allocation or reallocation as will (immediately following such investment or reinvestment) result in such Account being invested in the Investment Funds substantially in accordance with the directions of such Participant. However, no transfers between Investment Funds shall be permitted if prohibited by the rules applicable to the particular Investment Fund from or to which a transfer is to be made or by rules adopted by the Plan Administrator and communicated to the Participants.

5.5. Participant’s Right to Reallocate Future Contributions

     Each Participant shall be entitled to direct the Trustee, in accordance with procedures established by the Plan Administrator, as to allocation of future contributions made pursuant to Article IV among the Investment Funds available under the Plan. Any such election shall be

ARTICLE V

made in increments of 1% and shall apply uniformly with respect to all contributions subsequently allocated to the Participant’s Account (except to the extent of a Participant’s subsequent election pursuant to this Section). The Trustee shall, as soon as practicable following receipt of such instructions, invest amounts subsequently allocated to the Participant’s Account in such manner as will result in such amounts being invested in the Investment Funds substantially in accordance with the directions of each Participant.

5.6. Valuation of Trust Fund

     There shall be determined as of each Valuation Date the fair market value of all assets of each of the Investment Funds maintained pursuant to Section 5.2. Such valuation shall be determined in accordance with the principles of ERISA § 3(26) and shall give effect to brokerage fees, transfer taxes, contributions, earnings, gains and losses, forfeitures, expenses, disbursements, and all other transactions during the valuation period since the preceding Valuation Date. If applicable, as of each Valuation Date, the Trustee shall cause the organization(s) holding the assets of a particular Investment Fund, such as an insurance company or mutual fund, to determine the net earnings or the net loss of each Investment Fund including net capital gains or losses, if any, for the period ending on such date or since the previous Valuation Date, and shall revalue, or cause to be revalued, each Investment Fund so as to reflect the increase or decrease in value of the investments of each Investment Fund as compared to the value of such investments as of the previous Valuation Date. To the extent an Investment Fund is invested in shares or units of participation in a mutual fund or pooled fund maintained by the Trustee, such shares or units of participation shall be valued in the manner they are normally valued by the mutual fund or pooled fund. To the extent an Investment Fund is invested in an annuity or deposit administration contract, including a guaranteed income contract or similar contract issued by an insurance company, it shall be valued in the manner such contract is normally valued by the insurance company.

5.7. Telephonic Voice Response System

     If so required by the Plan Administrator, any notice required to effectuate elections of a Participant under this Article V shall be made by the response of the Participant in compliance with the rules established by the Plan Administrator with respect to such telephone voice response service as may be established by the Plan Administrator in compliance with applicable law. Without limitation of the foregoing, responses to such voice response service may be directed to the Trustee or any agent designated by the Trustee or the Plan Administrator, and Participants shall be required to execute such forms as may be required by the Trustee or such agent in connection with establishing and controlling entry to such service.

     Any such voice response service, to the extent required by applicable law, shall provide for written confirmation to Participants of elections made thereunder, and elections so made and so confirmed shall be binding on Participants.

5.8. Special Rules Applicable to Employer Stock Fund

     With respect to an Investment Fund comprised of qualifying employer securities (as defined in ERISA), the following special rules shall apply:

ARTICLE V

     (a) Information provided to shareholders of such securities shall be provided to Participants and Beneficiaries with Accounts holding such qualifying employer securities.

     (b) Voting, tender and similar rights with respect to such qualifying employer securities will be passed through to Participants and Beneficiaries with Accounts holding such qualifying employer securities. The Trustee will vote only those shares for which the Trustee has received direction from Participants and Beneficiaries, unless failure to vote non-directed shares would be a breach of fiduciary duty or contrary to ERISA § 404(c).

     (c) Information relating to the purchase, holding, and sale of securities, and the exercise of voting, tender and similar rights with respect to such securities by Participants and Beneficiaries, shall be maintained in accordance with procedures which are designed to safeguard the confidentiality of such information, except to the extent necessary to comply with Federal laws or state laws not preempted by ERISA.

     (d) The Plan Administrator shall be responsible for ensuring that the procedures described in subsection (c) above are sufficient to safeguard the confidentiality of the information described in such subsection and that such procedures are being followed.

     (e) The Plan Administrator shall be responsible for appointing an independent fiduciary to carry out activities relating to any situation which the Plan Administrator determines involve a potential for undue Employer influence upon Participants and Beneficiaries with regard to the direct or indirect exercise of shareholder rights. For purposes of this Subsection, a fiduciary is not independent if the fiduciary is affiliated with any sponsor of the Plan.

ARTICLE V

ARTICLE VI

Fiduciaries

6.1. Named Fiduciaries

     The Plan Administrator shall be the Named Fiduciary of the Plan with authority to control and manage the operation and administration of the Plan, to manage and control Plan assets, and to select the Trustee, the Investment Funds and the Investment Manager. The Plan Administrator shall also be the “Administrator” and the “Plan Administrator” with respect to the Plan, as those terms are defined in ERISA § 3(16)(A) and in IRC § 414(g), respectively. The Board shall be the Named Fiduciary with its sole fiduciary responsibility to name the members of the Plan Administrator.

6.2. Employment of Advisors

     A Named Fiduciary, and any fiduciary named by a Named Fiduciary, may employ one or more persons to render advice with regard to any responsibility of such Named Fiduciary or fiduciary under the Plan.

6.3. Multiple Fiduciary Capacities

     Any Named Fiduciary and any other fiduciary may serve in more than one fiduciary capacity with respect to the Plan.

6.4. Indemnification

     To the extent not prohibited by state or federal law, the Company and Affiliates shall indemnify and save harmless any Named Fiduciary or any employee or director of the Company or an Affiliate, from all claims for liability, loss or damage (including payment of expenses in connection with defense against any such claim) which result from any exercise or failure to exercise any responsibilities with respect to the Plan, other than willful misconduct or willful failure to act.

ARTICLE VI

ARTICLE VII

Plan Administration

7.1. The Plan Administrator

The Board shall appoint a Benefits Committee to be known as the “Plan Administrator” whose members shall serve at the pleasure of the Board provided, however, the Benefits Committee shall have the authority to appoint new members to the Benefits Committee when vacancies arise for reasons including, but not limited to, resignation, incapacity or death.

     (a) All of the reasonable expenses of the Plan Administrator shall be paid from the Fund unless paid by an Employer. Directors or employees of the Company or an Affiliate shall receive no compensation for their services rendered to or as members of the Plan Administrator if such directors or employees receive compensation as full time employees or directors of the Company or an Affiliate. Any other member of the Plan Administrator may receive compensation for services as a member, to be paid from the Trust to the extent not paid by the Employer.

     (b) The Plan Administrator shall act at a meeting by a majority of its members at the time in office who are eligible to vote on any particular matter. Alternatively, the Plan Administrator may act by unanimous written consent. The Plan Administrator may authorize in writing any person to execute any document or documents on its behalf, and any interested person, upon receipt of notice of such authorization directed to it, may thereafter accept and rely upon any document executed by such authorized person until the Plan Administrator shall deliver to such interested person a written revocation of such authorization.

     (c) A member of the Plan Administrator who is also a Participant shall not vote or act upon any matter relating specifically to himself.

7.2. Powers, Duties, etc. of the Plan Administrator

     (a) The Plan Administrator shall have the power and discretion to construe the Plan, including, but not limited to, determining who is eligible to participate and the amount of a Participant’s benefits, and to determine all questions of fact that may arise thereunder, and any such construction or determination shall be conclusively binding upon all persons interested in the Plan. The Plan Administrator shall establish and carry out a funding policy and method consistent with the objectives of the Plan and the requirements of ERISA.

     (b) Subject to the terms of the Plan, the Plan Administrator shall determine the time and manner in which all elections authorized by the Plan shall be made or revoked.

     (c) All applications of the Fund for purposes of payment of benefits or expenses of the Plan shall be made by the Trustee only at the direction of the Plan Administrator.

     (d) The Plan Administrator shall have power to make and deal with any investment of the Fund in any manner consistent with the Plan which it deems advisable.

ARTICLE VII

     (e) The Plan Administrator shall have all the rights, powers, duties and obligations granted or imposed upon it elsewhere in the Plan.

     (f) The Plan Administrator shall exercise all of its responsibilities hereunder in a uniform and nondiscriminatory manner.

7.3. Investment Managers

     The Plan Administrator may, by an instrument in writing, appoint one or more persons (each of whom is hereinafter referred to as an “Investment Manager”), as adviser to the Plan Administrator with respect to investments and may, subject to any restrictions upon investment imposed upon the Plan Administrator by any regulation of the Treasury Department relating to the qualified status of the Trust as tax exempt, or by ERISA, delegate to an Investment Manager from time to time the power to manage, acquire and dispose of or to direct the Trustee to manage, acquire and dispose of any Plan assets. Each person so appointed shall be an investment adviser registered under the Investment Advisers Act of 1940, a bank as defined in that Act, or an insurance company qualified to manage, acquire, or dispose of any asset of the Plan under the laws of more than one state. Each Investment Manager shall acknowledge in writing that it is a fiduciary with respect to the Plan. Such appointment and delegation shall be upon such terms and conditions as the Plan Administrator shall approve, and the Plan Administrator may enter into an agreement with each Investment Manager specifying the duties and compensation of such Investment Manager and the other terms and conditions under which such Investment Manager shall be retained. The Plan Administrator shall not be liable for any act or omission of any Investment Manager, and shall not be liable for following the advice of any Investment Manager, with respect to any duties delegated to any Investment Manager. The Plan Administrator may, at any time, terminate the appointment of any Investment Manager.

7.4. The Trustee

     The Plan Administrator shall, by an instrument in writing, appoint one or more banks or other entities (each of whom is hereinafter referred to as a “Trustee”) to serve as Trustee of all or a portion of the Trust. Each Trustee shall be subject to direction by the Plan Administrator or an Investment Manager and shall have no discretion with respect to management and control of Plan assets, except to the extent that the instrument appointing such Trustee provides that such Trustee shall have power to manage and control Plan assets. Each Trustee shall accept its appointment by an instrument in writing. The Plan Administrator shall enter into an Agreement with each Trustee specifying the duties and compensation of such Trustee and the other terms and conditions under which such Trustee shall serve. The Plan Administrator shall not be liable for any act or omission of any Trustee with respect to any duties delegated to any Trustee.

7.5. Compensation

     Each Investment Manager and Trustee shall be paid such reasonable compensation, in addition to their expense, as shall from time to time be agreed upon by the Plan Administrator and each Investment Manager or Trustee, as the case may be. No individual who receives compensation as a full-time employee of the Company or an Affiliate may receive compensation, other than reimbursement for reasonable expenses, as an Investment Manager or Trustee.

ARTICLE VII

7.6. Delegation of Responsibility

     The Plan Administrator may designate persons, including persons other than Named Fiduciaries, to carry out the responsibilities of the Plan Administrator provided for hereunder. The Plan Administrator shall not be liable for any act or omission of a person so designated.

7.7. Claims Procedure

     Benefits under the Plan will be paid only if and to the extent that the Benefits Committee decides in its discretion that the claimant is entitled to them.

     (a) If any claim for benefits under the Plan is wholly or partially denied, the claimant shall be given notice in writing within a reasonable period of time after receipt of the claim by the Plan (not to exceed 90 days after receipt of the claim, or if special circumstances require an extension of time, written notice of the extension shall be furnished to the claimant and an additional 90 days will be considered reasonable) by registered or certified mail of such denial, written in a manner calculated to be understood by the claimant, setting forth the following information:

(1)	the specific reasons for such denial;

(2)	specific reference to pertinent Plan provisions on which the denial is based;

(3)	a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

(4)	an explanation of the Plan’s claim review procedure.

     (b) The claimant also shall be advised that he or his duly authorized representative may request a review by the Plan Administrator of the decision denying the claim by filing with the Plan Administrator, within 60 days after such notice has been received by the claimant, a written request for such review, and that he may review pertinent documents, and submit issues and comments in writing within the same 60-day period. If such request is so filed, such review shall be made by the Plan Administrator within 60 days after receipt of such request, unless special circumstances require an extension of time for processing, in which case the claimant shall be so notified and a decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review.

     (c) The claimant shall be given written notice of the decision resulting from such review, which notice shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based.

ARTICLE VII

ARTICLE VIII

Amendment

     The Plan Administrator shall have the right at any time to amend the Plan in whole or in part, by a resolution properly executed in accordance with the state law governing the Plan or by written amendment, effective retroactively or otherwise, provided, however, that no amendment shall:

     (a) authorize any part of the Trust to be used for, or diverted to, purposes other than for the exclusive benefit of Participants or their Beneficiaries (excepting only such amounts as may revert to or become the property of the Company or a Participating Affiliate as provided in Article IX hereof);

     (b) decrease the accrued benefits of any Participant or his Beneficiary under the Plan (excepting only such amounts as may revert to or become the property of the Company or a Participating Affiliate as provided in Article IX hereof);

     (c) reduce the vesting percentage of any Participant;

     (d) change the vesting schedule, unless each Participant having not less than three Years of Service is permitted to elect, within a reasonable period specified by the Plan Administrator after the adoption of such amendment, to have his vesting percentage computed without regard to such amendment; or

     (e) eliminate an optional form of benefit to the extent prohibited under IRC § 411(d)(6).

ARTICLE XIII

ARTICLE IX

Discontinuance of Contributions
and Termination of the Plan

9.1. Right of the Company to Terminate the Plan or Discontinue Contributions

     The Company has established the Plan as a permanent plan with the bona fide intention and expectation that from year to year it will be able to and will deem it advisable to continue it in effect and to make contributions as herein provided. However, the Company, acting through its Board in a resolution properly executed in accordance with the state law governing the Plan or by written amendment, reserves the right to terminate the Plan at any time.

9.2. Determination of Date of Complete or Partial Termination or Complete Discontinuance of Contributions

     The date of complete or partial termination of the Plan, or complete discontinuance of contributions under the Plan, shall be established by the Plan Administrator in accordance with the directions of the Board (if then in existence) and in accordance with applicable law.

9.3. Effect of Complete or Partial Termination or Complete Discontinuance of Contributions

     (a) As of the date of partial termination of the Plan:

(1)	The accrued benefit of each affected Participant shall be nonforfeitable; and

(2)	no further contributions or allocations of forfeitures shall be made after such date with respect to each affected Participant.

     (b) As of the date of complete termination of the Plan, or the complete discontinuance of contributions under the Plan:

(1)	the accrued benefit of each Participant who is affected on the date of such complete termination of the Plan or such complete discontinuance of contributions under the Plan shall be nonforfeitable;

(2)	no further contributions or allocations of forfeiture shall be made after such date; and

(3)	no Employee shall become a Participant after such date.

     (c) All of the other provisions of the Plan shall remain in effect unless otherwise amended.

ARTICLE IX

ARTICLE X

Miscellaneous Provisions

10.1. Exclusive Benefit of Participants

     All contributions made by an Employer are conditional upon qualification of the Plan under IRC § 401(a) and upon deductibility under IRC § 404. Notwithstanding anything in the Plan to the contrary, it shall be prohibited at any time for any part of the Fund (other than such part as is required to pay taxes and administration expenses) to be used for, or diverted to, purposes other than for the exclusive benefit of the Participants or their Beneficiaries, except that upon the direction of the Plan Administrator (a) any contribution made by an Employer by a mistake of fact shall be returned to an Employer within one year after the payment of the contribution; (b) any contribution shall be returned to the Employer within one year after the denial of initial qualification of the Plan under IRC § 401(a), if the application for initial qualification determination is filed by the due date of the Employer’s return for the taxable year in which the Plan is adopted; (c) any contribution shall be returned to the extent disallowed as a deduction under IRC § 404 within one year after the disallowance of the deduction; and (d) any contribution which would otherwise be an Excess Contribution (as defined in Code § 4979(c)) may be returned to the extent necessary as a correcting distribution to avoid payment of an excise tax on such Excess Contributions.

10.2. Plan Not a Contract of Employment

     The Plan is not a contract of employment, and the terms of Employment of any Employee shall not be affected in any way by the Plan or related instruments except as specifically provided therein.

10.3. Source of Benefits

     Benefits under the Plan shall be paid or provided for solely from the Trust, and the Employers assume no liability therefor.

10.4. Benefits Not Assignable

     Benefits provided under the Plan may not be assigned or alienated except to the extent provided in a qualified domestic relations order under IRC § 401(a)(13) or as otherwise provided by regulations or rulings issued by the Treasury Department (to the extent not inconsistent with IRC § 401(k) and the regulations issued pursuant thereto).

10.5. Benefits Payable to Minors, Incompetents and Others

     In the event any benefit is payable to a minor or an incompetent or to a person otherwise under a legal disability, or who, in the sole discretion of the Plan Administrator, is by reason of advanced age, illness or other physical or mental incapacity incapable of handling and disposing of his property, or otherwise is in such position or condition that the Plan Administrator believes

ARTICLE XI

that he could not utilize the benefit for his support or welfare, the Plan Administrator shall have discretion to apply the whole or any part of such benefit directly to the care, comfort, maintenance, support, education or use of such person, or pay the whole or any part of such benefit to the parent of such person, the guardian, committee, conservator or other legal representative, wherever appointed, of such person, the person with whom such person is residing, or to any other person having the care and control of such person. The receipt by any such person to whom any such payment on behalf of any Participant or Beneficiary is made shall be a sufficient discharge therefor.

10.6. Merger

     The merger or consolidation of the Company with any other person, or the transfer of the assets of the Company to any other person, or the merger of the Plan with any other plan shall not constitute a termination of the Plan.

     The Plan may not merge or consolidate with, or transfer any assets or liabilities to, any other plan, unless each Participant would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

10.7. Participation in the Plan by an Affiliate

     (a) By appropriate corporate action, any Affiliate designated by the Compensation Committee of the Board may adopt the Plan.

     (b) By appropriate corporate action, a Participating Affiliate may terminate its participation in the Plan.

     (c) A Participating Affiliate shall have no power with respect to the Plan except as specifically provided herein.

10.8. Expenses

     All expenses of the Plan and the Trust shall be paid from the Fund unless paid by an Employer.

10.9. Benefits Under Other Plans

     The benefits of a Participant who terminates participation under other plans shall be determined under the provisions of such plans.

10.10. No Age Limit

     A Participant will not be excluded from participation under the Plan on account of the attainment of a specified age, nor will benefit accruals or allocations to a Participant’s account be reduced or discontinued on account of attainment of a specified age.

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10.11. Controlling Law

     The Plan is intended to qualify under IRC § 401(a) and comply with ERISA and its terms shall be interpreted accordingly. Otherwise, the laws of the State of New Jersey shall control the interpretation and performance of the terms of the Plan.

COVANTA ENERGY CORPORATION

By

Its

ARTICLE VII

DECEMBER 2003 AMENDMENT TO THE
COVANTA ENERGY SAVINGS PLAN

     This December 2003 Amendment to the Covanta Energy Savings Plan (the “Plan”) is made pursuant to Article VIII of the Plan and is made effective as of the dates specified below.

     1. Effective November 1, 2003, a new paragraph 1.54 shall be added to Article I of the Plan which shall read in its entirety as follows:

          1.54 Voluntary Contributions Account. A Participant’s Voluntary Contributions Account consists of the amount of the Participant’s Voluntary Contributions Account transferred from the Resource Recovery 401(k) Plan as a result of the merger of the Resource Recovery 401(k) Plan into the Plan pursuant to Article XIV, and any earnings which are credited to such account.

     2. Effective January 1, 2003, a new Section 3.11 shall be added to Article III of the Plan which shall read in its entirety as follows:

          Section 3.11. Minimum Distribution Requirements.

               (a) General Rules.

          (1) Effective Date. The provisions of this Section will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

          (2) Precedence. The requirements of this Section will take precedence over any inconsistent provisions of the Plan.

          (3) Requirements of Treasury Regulations Incorporated. All distributions required under this Section will be determined and made in accordance with the Treasury regulations under section 401(a)(9) of the Internal Revenue Code.

          (4) TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Section, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

               (b) Time and Manner of Distribution.

          (1) Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

          (2) Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

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               (i) If the Participant’s Surviving Spouse is the Participant’s sole Designated Beneficiary, then distributions to the Surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

               (ii) If the Participant’s Surviving Spouse is not the Participant’s sole Designated Beneficiary, then distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

               (iii) If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

               (iv) If the Participant’s Surviving Spouse is the Participant’s sole Designated Beneficiary and the Surviving Spouse dies after the Participant but before distributions to the Surviving Spouse begin, this paragraph (b)(2), other than paragraph (b)(2)(i), will apply as if the Surviving Spouse were the Participant.

          For purposes of this paragraph (b)(2) and paragraph (d), unless paragraph (b)(2)(iv) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If paragraph (b)(2)(iv) applies, distributions are considered to begin on the date distributions are required to begin to the Surviving Spouse under paragraph (b)(2)(i). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s Surviving Spouse before the date distributions are required to begin to the Surviving Spouse under paragraph (b)(2)(i)), the date distributions are considered to begin is the date distributions actually commence.

          (3) Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with paragraph (c) and (d) of this Section. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of section 401(a)(9) of the Code and the Treasury regulations.

               (c) Required Minimum Distributions During Participant’s Lifetime.

          (1) Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

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               (i) the quotient obtained by dividing the Participant’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or

               (ii) if the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account Balance by the number in the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the Distribution Calendar Year.

          (2) Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this paragraph (c) beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death

               (d) Required Minimum Distributions After Participant’s Death.

          (1) Death On or After Date Distributions Begin.

               (i) Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as follows:

                    (A) The Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

                    (B) If the Participant’s Surviving Spouse is the Participant’s sole Designated Beneficiary, the remaining Life Expectancy of the Surviving Spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the Surviving Spouse’s age as of the spouse’s birthday in that year. For Distribution Calendar Years after the year of the Surviving Spouse’s death, the remaining Life Expectancy of the Surviving Spouse is calculated using the age of the Surviving Spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

                    (C) If the Participant’s Surviving Spouse is not the Participant’s sole designated beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

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               (ii) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

          (2) Death Before Date Distributions Begin.

               (i) Participant Survived by Designated Beneficiary. Except as provided in the adoption agreement, if the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as provided in paragraph (d)(1).

               (ii) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

               (iii) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s Surviving Spouse is the Participant’s sole Designated Beneficiary, and the Surviving Spouse dies before distributions are required to begin to the Surviving Spouse under paragraph (b)(2)(i), this paragraph (d)(2) will apply as if the Surviving Spouse were the Participant.

               (e) Definitions.

          (1) Designated Beneficiary. The individual who is designated as the Beneficiary under Section 3.7 of the Plan and is the Designated Beneficiary under section 401(a)(9) of the Internal Revenue Code and section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

          (2) Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under paragraph (b)(2) of this Section 3.11. The required minimum distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Required Beginning Date. The

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required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

          (3) Life Expectancy. Life expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury regulations.

          (4) Participant’s Account Balance. The Account Balance as of the last valuation date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account Balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The Account Balance for the valuation calendar year includes any amounts rolled over or transferred to the plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.

          (5) Required Beginning Date. The date specified in Section 3.3(d) of the Plan.

     3. Effective November 1, 2003, Section 3.5 of the Plan shall be amended by adding the following to the end thereof:

          Notwithstanding any provision of the Plan to the contrary, each Participant may withdraw all or any portion of the aggregate amount of his Voluntary Contributions Account, provided, however, that no amount in a Participant’s Voluntary Contributions Account that is deemed invested in an outstanding loan under Section 3.4 may be withdrawn, that the minimum amount that may be withdrawn is $500 or, if the Voluntary Contributions Account is equal to less than $500, then the entire amount of the Voluntary Contributions Account must be withdrawn. The Participant shall be responsible for the payment of all fees, if any, associated with the granting of a withdrawal pursuant to this Section 3.5.

ARTICLE VII

     All the provisions of the Plan not specifically mentioned in this December 2003 Amendment shall be considered modified to the extent necessary to be consistent with the changes made in this December 2003 Amendment.

COVANTA PROJECTS, INC.

Date:	By:
Its:

ARTICLE VII